UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2015

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07      Submission of Matters to a Vote of Security Holders

Nutrisystem, Inc. (the “Company”) held its annual meeting of stockholders on May 12, 2015. The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1	Election of Directors

The stockholders elected the following individuals to serve as Directors until the Company’s 2016 Annual Meeting of Stockholders as follows:

Name		Votes For		Votes Withheld		Broker Non-Votes
	-		-		-
Robert F. Bernstock		22,462,778		160,302		3,953,111

Paul Guyardo		22,470,852		152,228		3,953,111

Michael J. Hagan		22,428,021		195,059		3,953,111

Jay Herratti		22,472,927		150,153		3,953,111

Brian P. Tierney		22,429,819		193,261		3,953,111

Andrea M. Weiss		22,392,585		230,495		3,953,111

Stephen T. Zarrilli		22,270,247		352,833		3,953,111

Dawn M. Zier		22,437,922		185,158		3,953,111

Proposal 2	Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Votes For	Votes Against	Votes Abstained

26,415,207	144,390	16,594

Proposal 3	Advisory Vote to Approve Named Executive Officers’ Compensation

The stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

22,263,919	326,490	32,671	3,953,111

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

May 14, 2015	By:	/s/ Ralph J. Mauro

Name: Ralph J. Mauro
Title: Senior VP & General Counsel